NEWS RELEASE

Teradata Reports 2015 First Quarter Results

•	Revenue of $582 million, down 2 percent in constant currency(1)

•	Teradata repurchased 6.3 million shares for approximately $273 million

•	During the quarter, Teradata increased the size of its debt facilities to $1 billion

•	Teradata Board of Directors authorized additional $300 million for share repurchases under open market program, total authorization is now $431 million

ATLANTA, Georgia (May 7, 2015) – Teradata Corp. (NYSE: TDC) reported revenue of $582 million for the quarter ended March 31, 2015, versus $628 million reported in the first quarter of 2014. Revenue in the first quarter decreased 7 percent, and 2 percent when compared in constant currency.(1)

Gross margin in the first quarter was 47.6 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 53.0 percent in the first quarter of 2014. On a non-GAAP basis, excluding stock-based compensation expense and the other special items described in footnote #2, gross margin was 49.3 percent, down from 54.9 percent in the first quarter of 2014 due to revenue mix and currency impact.(2)

Teradata reported first quarter net income of $22 million, or $0.15 per diluted share, which compared to net income of $59 million, or $0.37 per diluted share, in the first quarter of 2014. Stock-based compensation expense and other special items reduced Teradata’s first quarter net income by $22 million (or 15 cents of EPS).(2) Excluding stock-based compensation expense and the other special items detailed in footnote #2, non-GAAP net income in the first quarter of 2015 was $44 million, or $0.30 per diluted share, versus $87 million, or $0.54 per diluted share, in the first quarter of 2014.(2)

“Although we had a slow start in 2015, we are seeing progress in Q2, and more so in the second half of the year,” said Mike Koehler, chief executive officer, Teradata Corporation. “We have been investing to go broader in the market and to strengthen our position with our data warehousing, big data analytics, and marketing applications solutions - both in the cloud and on-premises - to generate higher revenue growth longer term.”

Segment Revenue Performance
(in millions)

	For the Three Months Ended March 31
	2015	2014	% Change as Reported	% Change in Constant Currency(1)
Data and Analytics	$536	$577	-7%	-2%
Marketing Applications	46	51	-10%	-3%
Total Revenue	$582	$628	-7%	-2%

Operating Income
First quarter operating income of $30 million decreased from $89 million reported in the first quarter of 2014. On a non-GAAP basis, operating income was $61 million versus $125 million in the first quarter of 2014.(2) The difference was primarily due to lower revenue, lower product margins due to product and deal mix, the negative impact from currency fluctuations and the company’s increased investments in research and development and demand creation.

Cash Flow
During the first quarter of 2015, Teradata generated $222 million of cash from operating activities compared to $343 million in the prior-year period, which was as expected due to lower operating income and the early collection of accounts receivables in the fourth quarter of 2014. Teradata generated $190 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the first quarter of 2015, compared to $310 million in the same period in 2014.

Balance Sheet
As of March 31, 2015, Teradata had $881 million of cash. During the quarter, Teradata purchased approximately 6.3 million shares of its stock worth approximately $273 million.

On March 25, 2015, Teradata refinanced its existing term loan with a new 5-year, $600 million senior unsecured term loan due in March 2020. Also on that date, the company replaced its revolving credit facility with a new 5-year revolving credit facility with a credit line of $400 million. As of March 31, 2015, total debt was $600 million, and there were no funds drawn on the new revolving credit facility.

On May 4, 2015, Teradata's Board of Directors authorized an additional $300 million to be utilized to repurchase Teradata common stock under its open market share repurchase program. Teradata now has a total of approximately $431 million authorized for share repurchases under this share repurchase program. The stock is anticipated to be repurchased periodically on an ongoing basis in open market transactions at management’s discretion, in accordance with applicable securities rules regarding issuer repurchases. The increased share repurchase authorization is effective immediately and the program expires on December 15, 2017.

2015 Outlook
Teradata continues to expect full-year 2015 constant currency revenue growth to be in the 3 to 5 percent range. Reported revenue growth is still expected to be flat to down 2 percent for the full-year 2015.

Teradata now expects its 2015 non-GAAP earnings per share (which excludes stock-based compensation expense and other special items) to be at the low end of its initial guidance range of $2.50 - $2.70.(2) On a GAAP basis, full-year earnings per share is expected to be at the low end of $1.97 - $2.17 guidance range.

2015 First Quarter Earnings Conference Call
A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s first quarter 2015 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s website at investor.teradata.com.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s website.

1.
The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s website at investor.teradata.com, which is used to determine revenue on a constant currency (CC) basis.

(in millions)

	For the Three Months Ended March 31

Revenue	2015	2014	Chg As Rpt’d	Chg In CC
Products	$241	$273	-12%	-7%
(software/hardware)

Consulting services	172	189	-9%	-1%
Maintenance services	169	166	2%	7%
Total Services	341	355	-4%	3%
Total Revenue	$582	$628	-7%	-2%

By segment
Data and Analytics	$536	$577	-7%	-2%
Marketing Applications	46	51	-10%	-3%
Total Revenue	$582	$628	-7%	-2%

2.
Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2015 first quarter GAAP operating income results as reported in this release included $17 million of stock-based compensation expense; $11 million of amortization of acquisition-related intangible assets; and $3 million of acquisition, integration and reorganization expenses.
The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release:

(in millions, except per share data)

	For the Three Months Ended March 31

Gross Margin:	2015	2014	Chg as Rpt’d
GAAP Gross Margin	$277	$333	-17%
% of Revenue	47.6%	53.0%

Excluding:
Stock-based compensation expense	4	3
Amortization of acquisition-related intangible assets	5	5
Acquisition, integration and reorganization-related costs	1	4
Non-GAAP Gross Margin	$287	$345	-17%
% of Revenue	49.3%	54.9%

Operating Income:
GAAP Operating Income	$30	$89	-66%
% of Revenue	5.2%	14.2%

Excluding:
Stock-based compensation expense	17	12
Amortization of acquisition-related intangible assets	11	12
Acquisition, integration and reorganization-related costs	3	12
Non-GAAP Operating Income	$61	$125	-51%
% of Revenue	10.5%	19.9%

Net Income:
GAAP Net Income	$22	$59	-63%
% of Revenue	3.8%	9.4%

Excluding:
Stock-based compensation expense	12	8
Amortization of acquisition-related intangible assets	8	8
Acquisition, integration and reorganization-related costs	2	7
Net loss on equity investments	-	5

Non-GAAP Net Income	$44	$87	-49%
% of Revenue	7.6%	13.9%

	For the Three Months Ended March 31

Diluted Earnings Per Share:	2015	2014	2015 Full Year Guidance
GAAP Diluted Earnings Per Share	$0.15	$0.37	$1.97 - $2.17
Excluding:
Stock-based compensation expense	0.08	0.05	0.34
Amortization of acquisition-related intangible assets	0.05	0.05	0.19
Acquisition, integration and reorganization-related costs	0.02	0.04	0.06
Net loss/(gain) on equity investments	-	0.03	-0.06

Non-GAAP Diluted Earnings Per Share	$0.30	$0.54	$2.50 - $2.70

3.
As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

(in millions)

	For the Three Months Ended March 31

	2015	2014

Cash provided by operating activities (GAAP)	$222	$343
Less capital expenditures for:
Expenditures for property and equipment	(17)	(12)
Additions to capitalized software	(15)	(21)
Total capital expenditures	(32)	(33)
Free Cash Flow (non-GAAP measure)	$190	$310

Note to Investors
This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based upon current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata
Teradata (NYSE: TDC) offers a leading portfolio of big data analytic solutions, integrated marketing applications, and services that help organizations gain a sustainable competitive advantage with data. Visit teradata.com.

Get to know Teradata:

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com
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			Schedule A

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2015	2014	% Chg
Revenue

Products	$241	$273	-12%
Services	341	355	-4%

Total revenue	582	628	-7%

Product gross margin	132	181
% of Revenue	54.8%	66.3%
Services gross margin	145	152
% of Revenue	42.5%	42.8%

Total gross margin	277	333
% of Revenue	47.6%	53.0%

Selling, general and administrative expenses	184	188
Research and development expenses	63	56

Income from operations	30	89
% of Revenue	5.2%	14.2%

Other expense, net	—	(7)

Income before income taxes	30	82
% of Revenue	5.2%	13.1%

Income tax expense	8	23
% Tax rate	26.7%	28.0%

Net income	$22	$59
% of Revenue	3.8%	9.4%

Net income per common share
Basic	$0.15	$0.37
Diluted	$0.15	$0.37

Weighted average common shares outstanding
Basic	145.2	158.4
Diluted	147.7	160.9

			Schedule B

TERADATA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions - unaudited)

	March 31,	December 31,	March 31,
	2015	2014	2014
Assets
Current assets
Cash and cash equivalents	$881	$834	$922
Accounts receivable, net	583	619	607
Inventories	42	38	42
Other current assets	85	81	88

Total current assets	1,591	1,572	1,659

Property and equipment, net	162	159	159
Capitalized software, net	197	199	199
Goodwill	924	948	946
Acquired intangible assets	122	136	138
Deferred income taxes	19	20	24
Other assets	88	98	53
Total assets	$3,103	$3,132	$3,178

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$7	$53	$30
Short-term borrowings	—	220	—
Accounts payable	148	126	97
Payroll and benefits liabilities	119	125	133
Deferred revenue	492	370	499
Other current liabilities	84	101	123
Total current liabilities	850	995	882

Long-term debt	593	195	240
Pension and other postemployment plan liabilities	95	99	75
Long-term deferred revenue	16	18	24
Deferred tax liabilities	74	86	78
Other liabilities	31	32	30
Total liabilities	1,659	1,425	1,329

Stockholders' equity
Preferred stock	—	—	—
Common stock	1	1	2
Paid-in capital	1,077	1,054	993
Treasury Stock	—	—	(1,270)
Retained earnings	405	656	2,092
Accumulated other comprehensive (loss) income	(39)	(4)	32
Total stockholders' equity	1,444	1,707	1,849

Total liabilities and stockholders' equity	$3,103	$3,132	$3,178

		Schedule C

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2015	2014
Operating activities
Net income	$22	$59

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	42	41
Stock-based compensation expense	17	12
Excess tax benefit from stock-based compensation	—	(1)
Deferred income taxes	(6)	(5)
Loss on investments	—	8
Changes in assets and liabilities:
Receivables	37	111
Inventories	(4)	14
Current payables and accrued expenses	13	3
Deferred revenue	120	109
Other assets and liabilities	(19)	(8)
Net cash provided by operating activities	222	343

Investing activities
Expenditures for property and equipment	(17)	(12)
Additions to capitalized software	(15)	(21)
Business acquisitions and other investing activities	—	(4)
Net cash used in investing activities	(32)	(37)

Financing activities
Repurchases of common stock	(269)	(86)
Proceeds from long-term borrowings	600	—
Repayments of long-term borrowings	(247)	(4)
Repayments from credit facility borrowings	(220)	—
Excess tax benefit from stock-based compensation	—	1
Other financing activities, net	6	7
Net cash used in financing activities	(130)	(82)

Effect of exchange rate changes on cash and cash equivalents	(13)	3

Increase in cash and cash equivalents	47	227
Cash and cash equivalents at beginning of period	834	695

Cash and cash equivalents at end of period	$881	$922

				Schedule D

TERADATA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions - unaudited)

	For the Three Months Ended March 31
	2015	2014	% Change As Reported	% Change Constant Currency
Segment Revenue

Data and Analytics	$536	$577	-7%	-2%
Marketing Applications	46	51	-10%	-3%
Total revenue	582	628	-7%	-2%

Segment gross margin

Data and Analytics	269	322
% of Revenue	50.2%	55.8%

Marketing Applications	18	23
% of Revenue	39.1%	45.1%

Total segment gross margin	287	345
% of Revenue	49.3%	54.9%

Reconciling items(1)	(10)	(12)

Total gross margin	277	333
% of Revenue	47.6%	53.0%

(1)Reconciling items include stock-based compensation, amortization of acquisition-related intangible assets and acquisition, integration and reorganization-related items.